Exhibit 10.5

Execution Copy

AMENDMENT TO

EMPLOYMENT AGREEMENT

Amendment to Employment Agreement dated as of June 1, 2007 (the “Amendment”) between Affinion Group, Inc., a Delaware corporation (“Affinion” or the “Company”), and Thomas A. Williams (the “Executive”).

WHEREAS, the Executive entered into an Employment Agreement dated as of November 8, 2006 and amended on February 21, 2007 (the “Employment Agreement”) with the Company;

WHEREAS, each of the Company and the Executive wants to amend the Employment Agreement on the terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employment Agreement is hereby amended as follows:

1. Section 4(a)(ii) of the Employment Agreement is hereby deleted in its entirety, and the following Section 4(a)(ii) hereby inserted in its place and stead:

“(ii) After the Date of Termination, the Company will pay Executive, in six quarterly installments commencing as of the Date of Termination, an aggregate sum equal to 100% of the sum of (x) Executive’s Annual Base Salary and (y) Executive’s Target Bonus.”

2. Except as specifically amended above, the Employment Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AFFINION GROUP, INC.

By:	/s/ Nathaniel J. Lipman
Name: Nathaniel J. Lipman
Title: President and CEO

EXECUTIVE:

/s/ Thomas A. Williams
Thomas A. Williams